UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.
On January 25, 2021, Bogota Financial Corp., the holding company for Bogota Savings Bank, announced that all regulatory and member approvals relating to its merger with Gibraltar Bank have been received.  The merger is anticipated to close on or about February 28, 2021.
A copy of the press release announcing the receipt of required approvals and the targeted closing date of the pending merger is being filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

By: /s/ Brian McCourt
DATE: January 25, 2021	Brian McCourt
Executive Vice President and Chief Financial Officer